Exhibit 99.1
For further information, contact
Jack B. Lay
Senior Executive Vice President
and Chief Financial Officer
(636) 736-7000
FOR IMMEDIATE RELEASE
REINSURANCE GROUP OF AMERICA REPORTS THIRD-QUARTER RESULTS;
OPERATING EARNINGS PER SHARE UP 25 PERCENT
     ST. LOUIS, October 23, 2008 — Reinsurance Group of America, Incorporated (NYSE:RGA.A and RGA.B), a leading global provider of life reinsurance, reported net income for the third quarter of $25.2 million, or $0.40 per diluted share, compared to $76.5 million, or $1.19 per diluted share, in the prior-year quarter. RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. The definition of operating income and reconciliations to GAAP net income are provided in the following tables. Operating income increased to $118.5 million, or $1.86 per diluted share, from $95.6 million, or $1.49 per diluted share in the year-ago quarter, a 25 percent increase on a per share basis, with Canada, Asia Pacific, and Europe and South Africa operations contributing to the strong performance. Third-quarter net premiums rose 6 percent, to $1,303.6 million, from $1,227.9 million a year ago. Net investment income totaled $220.2 million versus $190.5 million the year before.
     Net income for the quarter included approximately $99.8 million in net investment losses, including impairments. This amount is pre-tax and before the impact of deferred acquisition costs (DAC). After tax and DAC, the losses totaled $75.4 million, or approximately 3 percent of shareholders’ equity. The losses were primarily associated with RGA’s investments in the financial services sector, including Lehman Brothers, American International Group (AIG), Washington Mutual, Fannie Mae, Freddie Mac and various mortgage-related structured securities. Additionally, net income included unrealized losses of $21.1 million, after taxes and DAC, due to the decline in the fair value of embedded derivatives associated with modified coinsurance and funds withheld treaties. This non-cash, unrealized loss is due to widening credit spreads on the investment portfolios underlying certain funds withheld annuity reinsurance treaties.
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     On a year-to-date basis for 2008, net income totaled $167.4 million or $2.62 per diluted share, compared to $230.2 million, or $3.59 per diluted share, for 2007. Operating income totaled $299.2 million, or $4.68 per diluted share, compared to $262.3 million, or $4.08 per diluted share, in the prior-year period, a 15 percent increase on a per share basis. Consolidated net premiums were up 11 percent, to $3,960.2 million from $3,561.0 million.
     A. Greig Woodring, president and chief executive officer, commented, “The extraordinary events and issues affecting the global financial markets caused investment value deterioration and resultant capital losses during the third quarter. We have taken an aggressive posture in recording impairments in value of securities. In addition, we have selectively reduced exposure to distressed names through securities sales. Although the environment remains extremely volatile, we believe our portfolio is well-positioned.”
     RGA’s investment profile includes 97 percent of its fixed maturity securities held in the investment grade categories with an average credit rating of “A+”. The structured residential mortgage-backed securities (RMBS) and commercial mortgage-backed securities (CMBS) portfolios continue to be highly rated with 99 percent and 84 percent of the RMBS and CMBS rated “AAA”, respectively. Additionally, 8 percent of the CMBS portfolio is rated in the “AA” category. Gross pre-tax unrealized losses on securities increased to $960.6 million from $486.7 million at June 30, primarily due to spread widening. Net pre-tax unrealized losses totaled $596.3 million at September 30. On an after-tax basis, gross unrealized losses represent approximately 22 percent of total shareholders’ equity, excluding accumulated other comprehensive income.
     RGA’s subprime mortgage exposure, including funds withheld portfolios, totals $239.6 million in book value, or less than 2 percent of total invested assets, with 75 percent rated “AA” or higher, including 28 percent in the “AAA” category. Approximately 9 percent of the subprime mortgage exposure, or $20.9 million, is rated below investment grade. These figures include the effect of $11.6 million, pre-tax, in write-downs during the quarter. RGA largely avoided investing in securities originated in the second half of 2005 and beyond, which RGA believes was a period of less rigorous underwriting. Exposure to “Alt-A” structured securities totaled $106.5 million, which includes $13.3 million in write-downs during the quarter. Approximately 83 percent of these securities are rated “AA” or better.
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     RGA maintains a strong liquidity profile, positive cash flows from operations and access to additional liquidity through its $750 million syndicated credit facility in addition to a Federal Home Loan Bank borrowing program. RGA does not issue commercial paper and its participation in securities lending programs is immaterial, with less than $20.0 million outstanding at September 30. RGA’s next scheduled senior debt maturity is in 2011.
     Woodring continued, “Despite the very challenging financial markets, we reported a strong operating quarter. Our operating segments outside the U.S. contributed approximately $82.5 million in pre-tax operating income compared to $84.2 million for our U.S. operations, as we continue to increase our geographic diversification. Our operating income is primarily driven by how well we underwrite mortality risk and is only modestly affected by the financial markets.
     “The U.S. reported a pre-tax loss of $11.3 million for the quarter versus income of $66.2 million the year before. The current-quarter results include approximately $68.0 million, pre-tax and after DAC, in net realized investment losses, and $32.4 million, pre-tax and after DAC, associated with the change in embedded derivatives associated with funds withheld treaties. Pre-tax operating income totaled $84.2 million compared to $89.9 million the year before, a reflection of approximately $20.0 million in adverse mortality experience in the current quarter. That level of variance is not particularly unusual for that business in any quarter. Net premiums were up 7 percent to $742.2 million from $691.9 million in the prior-year quarter. On a year-to-date basis, net premiums have increased 7 percent, at the low end of our guidance range of 7 to 9 percent.
     “Our Canada operations reported another strong quarter on very favorable mortality, with pre-tax net income of $29.7 million compared to $22.8 million a year ago. Pre-tax operating income totaled $32.0 million versus $20.3 million a year ago, representing a 58 percent increase. Net premiums increased 4 percent to $128.9 million from $123.7 million in the prior year. On a year-to-date basis, premiums were up 18 percent, ahead of our guidance range. The impact on the current-quarter results from currency exchange rate changes relative to the prior year was immaterial.
     “Asia Pacific also reported a strong quarter with pre-tax net income of $21.2 million compared with $17.2 million in the year-ago quarter. Pre-tax operating income totaled $25.0 million compared with $17.6 million a year ago. We saw strong bottom-line results driven by favorable mortality in our emerging markets, particularly Japan, South Korea and Taiwan.
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Net premiums totaled $254.5 million compared to $240.5 million. The prior-year amount was strong due to the timing of client reporting, which is not unusual in our business. On a year-to-date basis, net premiums have increased 23 percent. Foreign currency fluctuations positively affected net premiums and pre-tax operating income by approximately $3.0 million and $1.1 million, respectively, during the quarter.
     “Europe and South Africa results were strong. Pre-tax net income increased to $20.8 million from $11.7 million a year ago. Pre-tax operating income increased to $25.5 million versus $12.6 million last year, when we experienced high claim levels in the UK. Net premiums increased 3 percent to $176.2 million as we continue to confront a very competitive environment in the UK and a relatively weak British pound. The year-to-date increase in premiums totaled 9 percent. Foreign currency exchange fluctuations adversely affected reported net premiums and pre-tax operating income for the quarter by approximately $9.4 million and $2.0 million, respectively.”
     Woodring observed, “We are pleased with the operating results for the quarter. While we are unable to avoid credit losses in the current environment, we believe our exposure and level of unrealized losses are manageable and will not significantly affect our strong financial position. Our investment portfolio remains appropriate to support our various businesses. As demonstrated by our current-quarter and full-year operating results, our operations remain strong and have consistently provided for increases in retained capital and positive cash flow. We continue to be in a position to hold our investment securities until recovery, provided we are comfortable with the credit. Our operations do not rely on short-term funding or commercial paper, and therefore, to date, we have experienced no liquidity pressure, nor do we anticipate such pressure in the foreseeable future.
     “The current environment in the financial markets places a premium on capital adequacy, stability of operations, and effective operating and financial strategies. RGA’s business model is such that cash outflows are reasonably predictable and quite manageable from a liquidity perspective. And, despite reporting what we consider to be an extraordinary amount of realized capital losses for RGA, we still added to our base of retained earnings during the quarter. We feel our current capital base is adequate to support our business at current operating levels, and our credit ratings are currently stable. At the same time, we are seeing a number of new business opportunities, as primary companies look to potentially remove risk from their balance sheets
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through block reinsurance transactions or entire company sales. Some of these transactions could be sizable. To the extent we are successful in supporting transactions of this nature through reinsurance structures, we would likely need to add to our equity capital base. We would price any such block reinsurance opportunities for returns that would be accretive to shareholders. Despite the uncertain economic environment, we are well-positioned to generate strong operating results, and will continue to take advantage of opportunities presented by our market.
     “On October 6, we announced that our board of directors has authorized and will recommend that the holders of Class A common stock and Class B common stock approve a proposal to convert Class B common stock into Class A common stock on a one-for-one basis, pursuant to the existing conversion terms contained in RGA’s articles of incorporation. A special shareholders’ meeting to consider the proposal is scheduled for November 25.”
     The company also announced that its board of directors declared a regular quarterly dividend of $0.09, payable November 28 to shareholders of record for both classes of stock as of November 7.
     A conference call to discuss the company’s third-quarter results will begin at 9 a.m. Eastern Time on Friday, October 24. Interested parties may access the call by dialing 877-874-1586 (domestic) or 719-325-4761 (international). The access code is 5022240. A live audio webcast of the conference call will be available on the company’s investor relations web page at www.rgare.com. A replay of the conference call will be available at the same address beginning on Saturday, October 25, for 90 days following the conference call. A telephonic replay will also be available from October 25 through October 31 at 888-203-1112 (domestic) or 719-457-0820, access code 5022240.
     Reinsurance Group of America, Incorporated is among the largest global providers of life reinsurance with subsidiary companies or offices in Australia, Barbados, Bermuda, Canada, China, France, Germany, Hong Kong, India, Ireland, Italy, Japan, Mexico, Poland, South Africa, South Korea, Spain, Taiwan, the United Kingdom and the United States. Worldwide, the company has approximately $2.2 trillion of life reinsurance in force, and assets of $21.8 billion.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to
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projections of the earnings, revenues, income or loss, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the following paragraphs as “we,” “us” or “our”). The words “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe,” and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.
     Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse changes in mortality, morbidity, lapsation or claims experience, (2) changes in our financial strength and credit ratings and the effect of such changes on our future results of operations and financial condition, (3) inadequate risk analysis and underwriting, (4) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) market or economic conditions that adversely affect the value of our investment securities or result in the impairment of all or a portion of the value of certain of our investment securities, (7) market or economic conditions that adversely affect our ability to make timely sales of investment securities, (8) risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (9) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (10) adverse litigation or arbitration results, (11) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (12) the stability of and actions by governments and economies in the markets in which we operate, (13) competitive factors and competitors’ responses to our initiatives, (14) the success of our clients, (15) successful execution of our entry into new markets, (16) successful development and introduction of new products and distribution opportunities, (17) our ability to successfully integrate and operate reinsurance business that we acquire, (18) regulatory action that may be taken by state Departments of Insurance with respect to us or our subsidiaries, (19) our dependence on third parties, including
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those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others, (20) the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where we or our clients do business, (21) changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business, (22) the effect of our status as an insurance holding company and regulatory restrictions on our ability to pay principal of and interest on our debt obligations, and (23) other risks and uncertainties described in this document and in our other filings with the Securities and Exchange Commission.
     Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to review the risk factors in our 2007 Form 10-K and our Form 10-Q for the period ending June 30, 2008.
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Operating Income
RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA’s management incentive programs. Management believes that operating income, on a pre-tax and after-tax basis, better measures the ongoing profitability and underlying trends of the company’s continuing operations, primarily because that measure excludes the effect of net investment related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment and are not necessarily indicative of the performance of the company’s underlying businesses. Additionally, operating income excludes any net gain or loss from discontinued operations and the cumulative effect of any accounting changes, which management believes are not indicative of the company’s ongoing operations. The definition of operating income can vary by company and is not considered a substitute for GAAP net income. A reconciliation of income before income taxes of the operating segments to pre-tax operating income (loss) is presented below their GAAP income statements included in this press release.
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Net Income From Continuing Operations
to Operating Income
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Unaudited)	2008	2007	2008	2007

GAAP net income-continuing operations	$25,250	$80,798	$172,645	$236,772
Reconciliation to operating income:
Capital losses and other, net included in investment related losses, net	64,967	6,412	66,798	16,732
Embedded Derivatives:
Included in investment related losses, net	92,670	34,434	197,265	37,221
Included in interest credited	(28,516)	—	7,389	—
Included in policy acquisition costs and other insurance expenses	5,378	—	(927)	—
DAC offset, net	(41,207)	(26,052)	(143,983)	(28,431)

Operating income	$118,542	$95,592	$299,187	$262,294
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Reconciliation of Pre-tax Net Income From Continuing Operations
to Pre-tax Operating Income
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Unaudited)	2008	2007	2008	2007

Income from continuing operations before income taxes	$32,546	$121,730	$260,198	$364,673
Reconciliation to pre-tax operating income:
Capital losses and other, net included in investment related losses, net	99,801	9,371	102,625	25,211
Embedded Derivatives:
Included in investment related losses, net	142,569	52,975	303,484	57,263
Included in interest credited	(43,871)	—	11,367	—
Included in policy acquisition costs and other insurance expenses	8,274	—	(1,426)	—
DAC offset, net	(63,394)	(40,079)	(221,512)	(43,739)

Pre-tax operating income	$175,925	$143,997	$454,736	$403,408
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
(Unaudited)	September 30,		September 30,
	2008	2007	2008	2007

Revenues:
Net premiums	$1,303,590	$1,227,907	$3,960,210	$3,561,003
Investment income, net of related expenses	220,248	190,458	674,642	681,103
Investment related losses, net	(241,307)	(62,113)	(403,646)	(81,977)
Other revenues	27,764	22,089	81,962	61,637

Total revenues	1,310,295	1,378,341	4,313,168	4,221,766

Benefits and expenses:
Claims and other policy benefits	1,062,948	1,006,864	3,311,287	2,890,012
Interest credited	9,293	30,475	146,190	205,193
Policy acquisition costs and other insurance expenses	124,836	139,081	330,370	500,078
Other operating expenses	63,886	57,284	189,223	169,325
Interest expense	9,935	9,860	54,609	53,545
Collateral finance facility expense	6,851	13,047	21,291	38,940

Total benefits and expenses	1,277,749	1,256,611	4,052,970	3,857,093

Income from continuing operations before income taxes	32,546	121,730	260,198	364,673

Provision for income taxes	7,296	40,932	87,553	127,901

Income from continuing operations	25,250	80,798	172,645	236,772

Discontinued operations:
Loss from discontinued accident and health operations, net of income taxes	(22)	(4,277)	(5,210)	(6,524)

Net income	$25,228	$76,521	$167,435	$230,248

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
(Unaudited)	September 30,		September 30,
	2008	2007	2008	2007

Earnings per share from continuing operations:
Basic earnings per share	$0.41	$1.30	$2.77	$3.83
Diluted earnings per share	$0.40	$1.26	$2.70	$3.69

Diluted earnings per share from operating income	$1.86	$1.49	$4.68	$4.08

Earnings per share from net income:
Basic earnings per share	$0.40	$1.23	$2.69	$3.73
Diluted earnings per share	$0.40	$1.19	$2.62	$3.59

Weighted average number of common and common equivalent shares outstanding	63,607	64,212	63,940	64,218
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Business Summary

	At or For the
	Nine Months Ended
(Unaudited)	September 30,
	2008	2007

Gross life reinsurance in force (in billions)
U.S.	$1,265.6	$1,212.8
Canada	$231.4	$211.3
Europe & South Africa	$368.9	$370.9
Asia Pacific	$310.6	$319.7

Gross life reinsurance written (in billions)
U.S.	$100.7	$120.9
Canada	$39.1	$33.7
Europe & South Africa	$59.3	$42.2
Asia Pacific	$22.7	$27.7

Balance sheet information (in millions, except share and per share figures)

Consolidated cash and invested assets	$16,637.2	$16,312.1
Invested asset book yield — trailing three months excluding funds withheld	6.01%	6.00%

Investment portfolio mix
Cash and short-term investments	2.68%	3.71%
Fixed maturity securities	54.83%	54.76%
Mortgage loans	4.70%	5.07%
Policy loans	6.30%	6.24%
Funds withheld at interest	28.89%	28.53%
Other invested assets	2.60%	1.69%

Collateral finance facilities	$850.1	$850.3
Short-term debt	$95.0	$30.7
Long-term debt	$923.0	$896.0
Company-obligated mandatorily redeemable preferred securities of subsidiary	$159.0	$158.8

Total stockholders’ equity	$2,606.9	$3,040.0
Less: Accumulated other comprehensive income “AOCI”*	(222.3)	444.4

Total stockholders’ equity, before impact of AOCI*	$2,829.2	$2,595.6

Treasury shares	802,922	1,129,184
Common shares outstanding	62,325,351	61,999,089
Book value per share outstanding	$41.83	$49.03
Book value per share outstanding, before impact of AOCI*	$45.39	$41.86

*	Book value per share outstanding and total stockholders’ equity, before impact of AOCI, are non-GAAP financial measures that management believes are important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Selected Invested Asset Data
(Dollars in thousands)
The company had total cash and invested assets of $16.6 billion and $16.8 billion at September 30, 2008 and December 31, 2007, respectively, as illustrated below:
(Unaudited)

	September 30,	December 31,

Fixed maturity securities, available-for-sale	$9,121,953	$9,397,916
Mortgage loans on real estate	782,282	831,557
Policy loans	1,048,517	1,059,439
Funds withheld at interest	4,806,642	4,749,496
Short-term investments	32,520	75,062
Other invested assets	432,982	284,220
Cash and cash equivalents	412,255	404,351

Total cash and invested assets	$16,637,151	$16,802,041

The tables below show the major industry types and weighted average credit ratings, which comprise the U.S. and foreign corporate fixed maturity holdings at September 30, 2008 and December 31, 2007:
(Unaudited)

				Average
		Estimated		Credit
September 30, 2008	Amortized Cost	Fair Value	% of Total	Ratings

Finance	$1,433,689	$1,176,929	28.1%	A-
Industrial	1,161,833	1,043,016	24.9%	BBB
Foreign (1)	1,185,038	1,088,255	26.0%	A
Utility	531,564	487,337	11.6%	BBB
Other	437,988	394,038	9.4%	BBB+

Total	$4,750,112	$4,189,575	100.0%	A-

				Average
		Estimated		Credit
December 31, 2007	Amortized Cost	Fair Value	% of Total	Ratings

Finance	$1,394,562	$1,343,539	30.8%	A
Industrial	1,069,727	1,060,236	24.3%	BBB+
Foreign (1)	1,040,817	1,050,005	24.1%	A
Utility	504,678	503,969	11.5%	BBB
Other	413,977	405,871	9.3%	BBB+

Total	$4,423,761	$4,363,620	100.0%	A-

(1)	Includes U.S. dollar-denominated debt obligations of foreign obligors and other foreign investments.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Selected Invested Asset Data
(Dollars in thousands)
The quality of the company’s available-for-sale fixed maturity securities portfolio, as measured at fair value and by the percentage of fixed maturity securities invested in various ratings categories, relative to the entire available-for-sale fixed maturity security portfolio, at September 30, 2008 and December 31, 2007 was as follows:
(Unaudited)
September 30, 2008

NAIC	Rating Agency	Amortized	Estimated	% of
Designation	Designation	Cost	Fair Value	Total
1	AAA/AA/A	$7,479,538	$7,183,940	78.8%
2	BBB	1,817,281	1,632,806	17.9%
3	BB	253,665	231,706	2.5%
4	B	58,868	43,503	0.5%
5	CCC and lower	31,336	27,361	0.3%
6	In or near default	2,636	2,637	—%

	Total	$9,643,324	$9,121,953	100.0%

December 31, 2007

NAIC	Rating Agency	Amortized	Estimated	% of
Designation	Designation	Cost	Fair Value	Total
1	AAA/AA/A	$7,022,497	$7,521,177	80.0%
2	BBB	1,628,431	1,617,983	17.2%
3	BB	201,868	198,487	2.1%
4	B	47,013	43,680	0.5%
5	CCC and lower	16,800	16,502	0.2%
6	In or near default	83	87	—%

	Total	$8,916,692	$9,397,916	100.0%

The following table presents the total gross unrealized losses for fixed maturity securities and equity securities as of September 30, 2008 and December 31, 2007 where the estimated fair value had declined and remained below amortized cost by the indicated amount:

	September 30, 2008		December 31, 2007
	Gross		Gross
	Unrealized	% of	Unrealized	% of
(Unaudited)	Losses	Total	Losses	Total

Less than 20%	$472,148	49.1%	$159,563	80.5%
20% or more for less than six months	381,221	39.7%	35,671	18.0%
20% or more for six months or greater	107,273	11.2%	2,981	1.5%

Total	$960,642	100.0%	$198,215	100.0%

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
U.S. Operations
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30, 2008
		Asset-	Financial	Total
	Traditional	Intensive	Reinsurance	U.S.
Revenues:
Net premiums	$740,502	$1,719	$—	$742,221
Investment income, net of related expenses	99,991	43,727	192	143,910
Investment related losses, net	(62,065)	(132,280)	(136)	(194,481)
Other revenues	(42)	15,051	3,644	18,653

Total revenues	778,386	(71,783)	3,700	710,303

Benefits and expenses:
Claims and other policy benefits	632,258	2,040	—	634,298
Interest credited	15,221	(6,005)	—	9,216
Policy acquisition costs and other insurance expenses	107,199	(45,043)	252	62,408
Other operating expenses	12,756	2,167	747	15,670

Total benefits and expenses	767,434	(46,841)	999	721,592

Income (loss) before income taxes	$10,952	$(24,942)	$2,701	$(11,289)

Reconciliation to pre-tax operating income:
Capital losses (gains) and other, net included in investment related losses, net	$62,065	$(10,289)	$136	$51,912
Embedded Derivatives:
Included in investment related losses, net	—	142,569	—	142,569
Included in interest credited	—	(43,871)	—	(43,871)
Included in policy acquisition costs and other insurance expenses	—	8,274	—	8,274
DAC offset, net	—	(63,394)	—	(63,394)

Pre-tax operating income	$73,017	$8,347	$2,837	$84,201

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
U.S. Operations
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30, 2007
		Asset-	Financial	Total
	Traditional	Intensive	Reinsurance	U.S.
Revenues:
Net premiums	$690,388	$1,555	$—	$691,943
Investment income, net of related expenses	89,221	28,870	(9)	118,082
Investment related losses, net	(5,457)	(58,384)	(2)	(63,843)
Other revenues	242	11,095	7,205	18,542

Total revenues	774,394	(16,864)	7,194	764,724

Benefits and expenses:
Claims and other policy benefits	572,871	2,280	—	575,151
Interest credited	14,845	15,457	—	30,302
Policy acquisition costs and other insurance expenses	99,759	(22,880)	1,831	78,710
Other operating expenses	11,631	1,757	1,021	14,409

Total benefits and expenses	699,106	(3,386)	2,852	698,572

Income (loss) before income taxes	$75,288	$(13,478)	$4,342	$66,152

Reconciliation to pre-tax operating income:
Capital losses and other, net included in investment related losses, net	$5,457	$5,409	$2	$10,868
Embedded Derivatives:
Included in investment related losses, net	—	52,975	—	52,975
DAC offset, net	—	(40,079)	—	(40,079)

Pre-tax operating income	$80,745	$4,827	$4,344	$89,916

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Add Sixteen
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
U.S. Operations
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30, 2008
		Asset-	Financial	Total
	Traditional	Intensive	Reinsurance	U.S.
Revenues:
Net premiums	$2,218,726	$4,974	$—	$2,223,700
Investment income, net of related expenses	294,884	149,678	588	445,150
Investment related losses, net	(65,210)	(290,878)	(139)	(356,227)
Other revenues	570	40,757	10,702	52,029

Total revenues	2,448,970	(95,469)	11,151	2,364,652

Benefits and expenses:
Claims and other policy benefits	1,908,418	3,090	—	1,911,508
Interest credited	44,935	100,958	—	145,893
Policy acquisition costs and other insurance expenses	296,480	(149,707)	700	147,473
Other operating expenses	38,115	6,341	2,160	46,616

Total benefits and expenses	2,287,948	(39,318)	2,860	2,251,490

Income (loss) before income taxes	$161,022	$(56,151)	$8,291	$113,162

Reconciliation to pre-tax operating income:
Capital losses (gains) and other, net included in investment related losses, net	$65,210	$(12,606)	$139	$52,743
Embedded Derivatives:
Included in investment related losses, net	—	303,484	—	303,484
Included in interest credited	—	11,367	—	11,367
Included in policy acquisition costs and other insurance expenses	—	(1,426)	—	(1,426)
DAC offset, net	—	(221,512)	—	(221,512)

Pre-tax operating income	$226,232	$23,156	$8,430	$257,818

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Add Seventeen
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
U.S. Operations
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30, 2007
		Asset-	Financial	Total
	Traditional	Intensive	Reinsurance	U.S.
Revenues:
Net premiums	$2,078,560	$4,779	$—	$2,083,339
Investment income, net of related expenses	261,300	214,141	110	475,551
Investment related losses, net	(10,292)	(64,599)	(9)	(74,900)
Other revenues	648	28,209	18,940	47,797

Total revenues	2,330,216	182,530	19,041	2,531,787

Benefits and expenses:
Claims and other policy benefits	1,710,076	6,250	1	1,716,327
Interest credited	43,694	159,939	—	203,633
Policy acquisition costs and other insurance expenses	300,946	16,163	6,026	323,135
Other operating expenses	35,103	5,083	2,962	43,148

Total benefits and expenses	2,089,819	187,435	8,989	2,286,243

Income (loss) before income taxes	$240,397	$(4,905)	$10,052	$245,544

Reconciliation to pre-tax operating income:
Capital losses and other, net included in investment related losses, net	$10,292	$7,336	$9	$17,637
Embedded Derivatives:
Included in investment related losses, net	—	57,263	—	57,263
DAC offset, net	—	(43,739)	—	(43,739)

Pre-tax operating income	$250,689	$15,955	$10,061	$276,705

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Add Eighteen
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Canada Operations
(Dollars in thousands)

	Three Months Ended
(Unaudited)	September 30,

	2008	2007
Revenues:
Net premiums	$128,930	$123,676
Investment income, net of related expenses	35,836	31,057
Investment related gains (losses), net	(1,183)	2,713
Other revenues	4,289	1

Total revenues	167,872	157,447

Benefits and expenses:
Claims and other policy benefits	104,339	106,416
Interest credited	77	170
Policy acquisition costs and other insurance expenses	27,591	23,118
Other operating expenses	6,132	4,945

Total benefits and expenses	138,139	134,649

Income before income taxes	$29,733	$22,798

Reconciliation to pre-tax operating income:
Capital losses (gains) and other, net included in investment related gains (losses), net	$2,246	$(2,480)

Pre-tax operating income	$31,979	$20,318

	Nine Months Ended
(Unaudited)	September 30,

	2008	2007
Revenues:
Net premiums	$407,452	$345,748
Investment income, net of related expenses	107,561	89,852
Investment related gains (losses), net	(1,264)	7,145
Other revenues	17,506	180

Total revenues	531,255	442,925

Benefits and expenses:
Claims and other policy benefits	353,756	303,231
Interest credited	297	541
Policy acquisition costs and other insurance expenses	79,543	62,937
Other operating expenses	17,477	14,182

Total benefits and expenses	451,073	380,891

Income before income taxes	$80,182	$62,034

Reconciliation to pre-tax operating income:
Capital losses (gains) and other, net included in investment related gains (losses), net	$3,727	$(6,648)

Pre-tax operating income	$83,909	$55,386

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Add Nineteen
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Europe & South Africa
(Dollars in thousands)

	Three Months Ended
(Unaudited)	September 30,

	2008	2007
Revenues:
Net premiums	$176,184	$170,774
Investment income, net of related expenses	9,065	5,569
Investment related losses, net	(4,703)	(863)
Other revenues	33	(43)

Total revenues	180,579	175,437

Benefits and expenses:
Claims and other policy benefits	122,521	127,281
Interest credited	—	3
Policy acquisition costs and other insurance expenses	21,559	22,592
Other operating expenses	15,708	13,872

Total benefits and expenses	159,788	163,748

Income before income taxes	$20,791	$11,689

Reconciliation to pre-tax operating income:
Capital losses and other, net included in investment related losses, net	$4,703	$863

Pre-tax operating income	$25,494	$12,552

	Nine Months Ended
(Unaudited)	September 30,

	2008	2007
Revenues:
Net premiums	$550,870	$503,366
Investment income, net of related expenses	25,394	18,446
Investment related losses, net	(4,089)	(1,717)
Other revenues	161	61

Total revenues	572,336	520,156

Benefits and expenses:
Claims and other policy benefits	425,516	370,263
Interest credited	—	1,019
Policy acquisition costs and other insurance expenses	54,815	65,781
Other operating expenses	48,130	38,434

Total benefits and expenses	528,461	475,497

Income before income taxes	$43,875	$44,659

Reconciliation to pre-tax operating income:
Capital losses and other, net included in investment related losses, net	$4,089	$1,717

Pre-tax operating income	$47,964	$46,376

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Add Twenty
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Asia Pacific
(Dollars in thousands)

	Three Months Ended
(Unaudited)	September 30,

	2008	2007
Revenues:
Net premiums	$254,497	$240,476
Investment income, net of related expenses	12,272	9,134
Investment related losses, net	(3,821)	(367)
Other revenues	2,811	2,105

Total revenues	265,759	251,348

Benefits and expenses:
Claims and other policy benefits	201,707	197,827
Policy acquisition costs and other insurance expenses	25,053	22,833
Other operating expenses	17,774	13,448

Total benefits and expenses	244,534	234,108

Income before income taxes	$21,225	$17,240

Reconciliation to pre-tax operating income:
Capital losses and other, net included in investment related losses, net	$3,821	$367

Pre-tax operating income	$25,046	$17,607

	Nine Months Ended
(Unaudited)	September 30,

	2008	2007
Revenues:
Net premiums	$773,148	$626,285
Investment income, net of related expenses	36,083	26,407
Investment related losses, net	(4,817)	(937)
Other revenues	7,214	6,515

Total revenues	811,628	658,270

Benefits and expenses:
Claims and other policy benefits	620,387	499,974
Policy acquisition costs and other insurance expenses	81,520	75,620
Other operating expenses	48,677	39,495

Total benefits and expenses	750,584	615,089

Income before income taxes	$61,044	$43,181

Reconciliation to pre-tax operating income:
Capital losses and other, net included in investment related losses, net	$4,817	$937

Pre-tax operating income	$65,861	$44,118

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Add Twenty One
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Corporate and Other
(Dollars in thousands)

	Three Months Ended
(Unaudited)	September 30,

	2008	2007
Revenues:
Net premiums	$1,758	$1,038
Investment income, net of related expenses	19,165	26,616
Investment related gains (losses), net	(37,119)	247
Other revenues	1,978	1,484

Total revenues	(14,218)	29,385

Benefits and expenses:
Claims and other policy benefits	83	189
Policy acquisition costs and other insurance expenses	(11,775)	(8,172)
Other operating expenses	8,602	10,610
Interest expense	9,935	9,860
Collateral finance facility expense	6,851	13,047

Total benefits and expenses	13,696	25,534

Income (loss) before income taxes	$(27,914)	$3,851

Reconciliation to pre-tax operating income:
Capital losses (gains) and other, net included in investment related gains (losses), net	$37,119	$(247)

Pre-tax operating income	$9,205	$3,604

	Nine Months Ended
(Unaudited)	September 30,

	2008	2007
Revenues:
Net premiums	$5,040	$2,265
Investment income, net of related expenses	60,454	70,847
Investment related losses, net	(37,249)	(11,568)
Other revenues	5,052	7,084

Total revenues	33,297	68,628

Benefits and expenses:
Claims and other policy benefits	120	217
Policy acquisition costs and other insurance expenses	(32,981)	(27,395)
Other operating expenses	28,323	34,066
Interest expense	54,609	53,545
Collateral finance facility expense	21,291	38,940

Total benefits and expenses	71,362	99,373

Loss before income taxes	$(38,065)	$(30,745)

Reconciliation to pre-tax operating income:
Capital losses and other, net included in investment related losses, net	$37,249	$11,568

Pre-tax operating loss	$(816)	$(19,177)

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